UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2015

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19848 (Commission File Number)	75-2018505 (IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code (972) 234-2525

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On December 22, 2015, Fossil Group, Inc. (the “Company”) completed the previously announced acquisition of Misfit, Inc. (“Misfit”) pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated of as November 11, 2015, by and among the Company, Misfit and certain other parties thereto.  Pursuant to the terms of the Merger Agreement, the Company acquired Misfit from its stockholders for $236 million, which included an estimated working capital adjustment reduction of approximately $7 million, and does not include approximately $7 million of payments with respect to unvested equity awards.  The purchase price is subject to a further post-closing working capital true up.

The Company has determined that it is not required to file separate audited financial statements of Misfit under Rule 3-05 of Regulation S-X or pro forma financial information relating to the acquisition of Misfit under Article 11 of Regulation S-X.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                                                                        Press release dated December 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL GROUP, INC.

Date: December 29, 2015	By:	/s/ Dennis R. Secor
	Name:	Dennis R. Secor
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated December 29, 2015